Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2000-1

Original Class A Principal	1,103,333,000.00
Number of Class A Bonds (000's)	1,103,333.00
Original Class B Principal	96,667,000.00
Number of Class B Bonds (000's)	96,667.00

		Year to
Distribution Date		Date

CLASS A
Class A Principal Distributions		-
Class A Interest		50,216,673.68

CLASS B
Class B Principal Distributions		-
Class B Interest		4,655,885.91

Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2001-1

Original Class A Principal	827,500,000.00
Number of Class A Bonds (000's)	827,500.00
Original Class B Principal	72,500,000.00
Number of Class B Bonds (000's)	72,500.00

		Year to
Distribution Date		Date

CLASS A
Class A Principal Distributions		-
Class A Interest		31,447,758.33

CLASS B
Class B Principal Distributions		-
Class B Interest		2,945,634.72

Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2001-2

Original Class A Principal	500,000,000.00
Number of Class A Bonds (000's)	500,000.00
Original Class B Principal	43,807,000.00
Number of Class B Bonds (000's)	43,807.00

		Year to
Distribution Date		Date

CLASS A
Class A Principal Distributions		-
Class A Interest		8,281,736.12

CLASS B
Class B Principal Distributions		-
Class B Interest		781,449.96